CONSENT OF REZNICK FEDDER & SILVERMAN, PC




                                   Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42457 and 33-50332) of Alpha 1 Biomedicals, Inc. (the "Company") of our report dated June 2, 2000 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

/s/Reznick Fedder & Silverman
REZNICK FEDDER & SILVERMAN PC

Bethesda, Maryland
November 6, 2000